Exhibit 99.1
Q1 Fiscal 2008 Financial Results Conference Call February 11, 2008 4:30 p.m. ET

The First 100 Days Acting with a sense of urgency in translating Potential into Performance Scoring Design-In wins; increasing collaboration with customers regarding new product development Planning efforts focusing on ways to simplify our structure and improve customer responsiveness - quickly! Restructuring of the Management Team enhancing accountability Identified specific areas to reduce breakeven We will reduce its global workforce by 5%, creating an annual savings of $12mn to $15mn by March 1st

2007 December Quarter The uncertainty level in our core markets is high Our "Extended Factory Strategy" gives us early exposure to demand shifts Late December delivery push-outs and order release delays impacted our Q1-FY08 results

Condensed Income Statement Q1 FY2008 Q4 FY2007 Q1 FY2007 Comments Revenues 147,833 166,503 191,368 Revenue declines in difficult market conditions fall through to the bottom line before right sizing exercise is completed. Gross Profit 38,449 39,987 59,682 Margin% 26.0% 24.0% 31.2% Research & Development 12,432 12,530 13,090 Mix in automated systems group partially offsets the avoidance of warranty and inventory charges incurred in Q4 2007. Selling, general & administrative expenses 29,103 29,189 30,996 Operation loss profit before special charges (3,086) (1,732) 15,596 Restructuring expenses 600 3,657 0 Research & development investment continues on significant projects. Interest income, net 3,076 2,948 2,034 Other income (expense), net (343) 664 (171) Income before tax (953) (1,777) 17,459 SG&A continues to include significant expenses to wrap-up options related issues. Income tax provision 670 (442) 644 Minority & JV equity interests 204 42 164 Net income from Continuing Operations (1,419) (1,293) 16,979 DEPS ($0.02) ($0.02) $0.23

Segment Summary Q1 FY2008 Q4 FY2007 Q1 FY2007 Revenues (in millions) Automated Systems Group $87,671 $102,951 $121,797 Critical Components Group 32,997 36,118 37,053 Global Customer Support 27,434 27,434 32,518 $147,833 $166,503 $191,368 Gross Profits (in millions) Automated Systems Group $22,080 $21,005 $38,423 Critical Components Group 11,788 12,620 13,314 Global Customer Support 4,581 6,362 7,945 $38,449 $39,987 $59,682

Cash Flows Q1 FY08 Comments Net Income from Continuing Operations (1,419) (1,419) Depreciation & Amortization 8,507 8,507 Stock based compensation 2,009 2,009 Other non-cash items (517) (517) Change in assets (14,711) (14,711) Changes in assets during Q1 FY2008 included $1.0 million litigation settlement and $6.0 million of variable compensation payments Cash flow from Continuing Operations Cash flow from Continuing Operations (6,131) Capital Expenditures Capital Expenditures 4,521 Capital expenditures include $2.4 million associated with the Oracle ERP implementation Stock Buyback Stock Buyback 29,208 Currency Currency 223 Other Other (75) Net change in cash and marketable securities Net change in cash and marketable securities (39,712) Positive cash earnings

Share Repurchase Activity* November 9 - December 31, 2007 2,258,168 $12.93 $29.2m January 1 - February, 8, 2008 4,237,138 $12.07 $51.2m Total 6,495,306 $12.37 $80.4m * Brooks announced the Board had authorized a $200m stock repurchase plan on November 9, 2007 Shares Purchased Cash Average Price

2008 March Quarter Guidance Revenues could be in the range between $135 million and $150 million Earnings could be in the range between a loss of $0.10 per share and Breakeven

Summary Points We are not pleased with our current performance Discernable progress toward improvement is being made The pace of change is good - we are moving with a sense of urgency We are simplifying both our organization and business processes so that we can enhance customer responsiveness and quickly improve financial performance We are focusing resources on initiatives that enable us to harness the potential from investments we have already made Both in new products and in synergies yet to be realized from acquisitions Upon demonstrating an ability to deliver on these commitments, we will bring forward initiatives that expand the breadth & scope of Brooks